                                                                    EXHIBIT 10.7

                            THE PETROLEUM PLACE, INC.


                            SERIES C PREFERRED STOCK
                               PURCHASE AGREEMENT





                                  MARCH 2, 2000

                                TABLE OF CONTENTS


                                                                                     PAGE

1.       AGREEMENT TO SELL AND PURCHASE...............................................1

         1.1      Authorization of Series C Stock.....................................1

         1.2      Sale and Purchase...................................................1

2.       CLOSING, DELIVERY AND PAYMENT................................................1

         2.1      Closing.............................................................1

         2.2      Delivery............................................................2

         2.3      Subsequent Sale of Shares...........................................2

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................2

         3.1      Organization, Good Standing and Qualification.......................2

         3.2      Subsidiaries........................................................3

         3.3      Capitalization; Voting Rights.......................................3

         3.4      Authorization; Binding Obligations..................................3

         3.5      Financial Statements................................................4

         3.6      Liabilities.........................................................4

         3.7      Agreements; Action..................................................4

         3.8      Obligations to Related Parties......................................5

         3.9      Changes.............................................................5

         3.10     Title to Properties and Assets; Liens, Etc..........................6

         3.11     Intellectual Property...............................................7

         3.12     Compliance with Other Instruments...................................7

         3.13     Litigation..........................................................7

         3.14     Tax Returns and Payments............................................8

         3.15     Employees...........................................................8

         3.16     Proprietary Information and Inventions Agreement....................8

         3.17     Obligations of Management...........................................8

         3.18     Registration Rights.................................................9

         3.19     Compliance with Laws; Permits.......................................9

         3.20     Environmental and Safety Laws.......................................9

         3.21     Offering Valid......................................................9

         3.22     Disclosure..........................................................9

         3.23     Small Business Concern.............................................10

         3.24     Investment Company.................................................10


                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                     PAGE
4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.............................10

         4.1      Requisite Power and Authority.......................................10

         4.2      Investment Representations..........................................10

         4.3      Transfer Restrictions...............................................11

5.       CONDITIONS TO CLOSING........................................................11

         5.1      Conditions to Purchasers' Obligations at Each Closing...............11

         5.2      Conditions to Obligations of the Company............................13

6.       MISCELLANEOUS................................................................13

         6.1      Governing Law.......................................................13

         6.2      Survival............................................................14

         6.3      Successors and Assigns..............................................14

         6.4      Entire Agreement....................................................14

         6.5      Severability........................................................14

         6.6      Amendment and Waiver................................................14

         6.7      Notices.............................................................14

         6.8      Expenses............................................................14

         6.9      Attorneys' Fees.....................................................15

         6.10     Titles and Subtitles................................................15

         6.11     Counterparts........................................................15

         6.12     Broker's Fees.......................................................15

         6.13     Exculpation Among Purchasers........................................15

                                       ii.

                              PETROLEUM PLACE, INC.

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of this 2nd day of March, 2000, by and among PETROLEUM PLACE, INC., a Delaware corporation (the "COMPANY"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "PURCHASERS" and each individually as a "PURCHASER").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of one million one hundred eighty-four thousand thirty-two (1,184,032) shares of its Series C Preferred Stock (the "SERIES C STOCK");

         WHEREAS, the Purchasers desire to purchase an aggregate of seven hundred sixty-one thousand one hundred sixty seven (761,167) shares of Series C Stock (the "SHARES") on the terms and conditions set forth herein;

         WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       AGREEMENT TO SELL AND PURCHASE

         1.1 AUTHORIZATION OF SERIES C STOCK. On or prior to the First Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Series C Stock and (ii) the issuance of such shares of Common Stock to be issued upon conversion of the Series C Stock (the "CONVERSION SHARES"). The Series C Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the "RESTATED CERTIFICATE").

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the First Closing (as hereinafter defined), the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A at a purchase price of Fifty-Nine Dollars and Twelve Cents ($59.12) per share.

2.       CLOSING, DELIVERY AND PAYMENT

         2.1 CLOSING. The initial closing of the sale and purchase of the Shares under this Agreement (the "FIRST CLOSING") shall take place within five (5) business days of the date hereof


                                       1.

after all the closing conditions under Section 5 hereof have been satisfied or waived or as otherwise agreed to by the parties, at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302, or at such other place as the Company and Purchasers may mutually agree. The closing(s) of the sale and purchase of the shares of Series C Stock under
Section 2.3 below shall take place at such time(s) and place(s) as the Company and Purchasers participating therein shall mutually agree (each, a "SUBSEQUENT CLOSING") (the First Closing and any Subsequent Closing are collectively referred to herein as a "CLOSING" and each such date is referred to as a "CLOSING Date").

         2.2 DELIVERY. At each Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at each Closing by each Purchaser, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company.

         2.3 SUBSEQUENT SALE OF SHARES. At any time on or before the 60th day following the First Closing, the Company may sell up to the balance of the authorized shares of Series C Stock not sold at the First Closing. Except as otherwise set forth herein, all such sales shall be made on the terms and conditions set forth in this Agreement by execution of counterpart signature pages to this Agreement and the Investors' Rights Agreement (as defined in Section 3.1 below). The rights of the Purchasers in the First Closing as set forth herein shall not be modified by any Subsequent Closing. Any shares of Series C Stock sold pursuant to this Section 2.3 shall be deemed to be "Shares" for all purposes under this Agreement and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions delivered by the Company to the Purchasers at the First Closing, or at any Subsequent Closing, as the case may be, the Company hereby represents and warrants to each Purchaser as follows (except with respect to Section 3.3, throughout this Section 3 the "Company" refers to The Petroleum Place, Inc. and each of its Subsidiaries (as defined in the Schedule of Exceptions)):

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Investors' Rights Agreement, in the form attached hereto as Exhibit C (the "INVESTORS' RIGHTS AGREEMENT"), to issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement, the Investors' Rights Agreement, and the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) make such qualifications necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.


                                       2.

         3.2 SUBSIDIARIES. Except as set forth in the Schedule of Exceptions, the Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company is the owner of all of the issued and outstanding capital stock of each of the subsidiaries.

         3.3 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (a) fifteen million (15,000,000) shares of Common Stock, five hundred thousand (500,000) shares of which are issued and outstanding, and eight hundred thirty-three thousand (833,000) shares of which are reserved or will be reserved in the future for issuance to key employees, consultants and others affiliated with the Company or a subsidiary thereof pursuant to stock grant, stock purchase and/or option plans or any other stock incentive program, arrangement or agreement approved by the Company's Board of Directors and (b) six million five hundred thousand (6,500,000) shares of Preferred Stock, two million (2,000,000) of which are designated Series A Preferred Stock, one million nine hundred six thousand one hundred thirty-seven (1,906,137) of which are issued and outstanding, five hundred thousand (500,000) of which are designated Series B Preferred Stock, four hundred fifty-five thousand one hundred twenty (455,120) of which are issued and outstanding, and one million five hundred thousand (1,500,000) of which are designated Series C Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock and Preferred Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Certificate. The Conversion Shares have been duly and validly reserved for issuance. Except as may be granted pursuant to this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Shares and the Conversion Shares have been duly authorized and, when issued in compliance with the provisions of this Agreement and the Restated Certificate will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

         3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Certificate has been taken or will be taken prior to the Closing. The Agreement and the Investors' Rights Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in the Investors' Rights Agreement may be limited by applicable


                                       3.

federal securities laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.5 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser
(i) its audited balance sheet as at September 30, 1999 and audited statement of income and cash flows for the twelve months ending September 30, 1999 and (ii) its unaudited balance sheet as of January 31, 2000 (the "STATEMENT DATE") and unaudited statement of income for the four month period ending on the Statement Date (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position and operating results of the Company as of September 30, 1999 and the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

         3.6 LIABILITIES. The Company has no material liabilities and, to its knowledge, knows of no material contingent liabilities not disclosed to the Purchasers in writing, except current liabilities incurred in the ordinary course which have not been, either in any individual case or in the aggregate, materially adverse to the financial condition or operating results of the Company.

         3.7 AGREEMENTS; ACTION.

                  (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, stockholders or their respective affiliates.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                  (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $150,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.


                                       4.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (e) The Company has not engaged in the past six (6) months in any discussion with any representative of any corporation or corporations or other entity regarding the liquidation, dissolution or winding up of the Company or regarding any Acquisition or Asset Transfer, as those terms are defined in the Restated Certificate.

         3.8 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company or any of their respective affiliates other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). No officer, director or, to the Company's knowledge, stockholder, or any member of their immediate families or any of their respective affiliates, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. No such officer, director or stockholder, or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.9 CHANGES. Since September 30, 1999, there has not been:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;


                                       5.

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                  (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (i) Any labor organization activity;

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees; or

                  (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company. For purposes of this subsection (m), a material and adverse effect shall only be deemed to occur if its monetary impact exceeds, or with the passage of time, will exceed $100,000.

         3.10 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.


                                       6.

         3.11 INTELLECTUAL PROPERTY. The Company owns or possesses sufficient legal rights to all trademarks, service marks, trade names, copyrights, trade secrets and licenses, and to the knowledge of the Company, to all patents, information and other proprietary rights and processes necessary for or used in its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. To the Company's knowledge, the Company has not violated or, by conducting its business as proposed, would not violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments or any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

         3.12 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Restated Certificate or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ, statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement and the Investors' Rights Agreement, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.13 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement and the Investors' Rights Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or


                                       7.

any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.14 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for in the Financial Statements.

         3.15 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

         3.16 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Each current employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement. To the knowledge of the Company, no employee is in material violation of his or her Proprietary Information and Inventions Agreement.

         3.17 OBLIGATIONS OF MANAGEMENT. Each officer of the Company is currently devoting one hundred percent (100%) of his business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future.


                                       8.

         3.18 REGISTRATION RIGHTS. Except as required pursuant to the Investors' Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1 of the Investors' Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

         3.19 COMPLIANCE WITH LAWS; PERMITS. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

         3.20 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.21 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

         3.22 DISCLOSURE. Neither this Agreement nor any schedule hereto, nor any written disclosure document furnished by or on behalf of the Company to the Purchasers or counsel to the Purchasers (including all documents, agreements, certificates and instruments delivered in accordance with the terms of this Agreement) in connection with the transactions contemplated by this Agreement, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained within any of the foregoing relating to future events or the projected future financial performance of the Company, including any financial projections or descriptions of potential strategic or business relationships between the Company and third parties. Any such financial projections or descriptions of potential strategic or business relationships which have been provided to the Purchasers were prepared in good faith by the Company.


                                       9.

         3.23 SMALL BUSINESS CONCERN. The Company is a "small business" within the meaning of the Small Business Investment Act of 1958, as amended (the "Small Business Act"). The information delivered by the Company on Small Business Administration Forms 480, 652 and 1031 in connection herewith is accurate and complete. The Company is not ineligible for financing by any Federal licensee (under the Small Business Act) pursuant to Section 107.720 of Title 13 of the Federal Regulation. The Company acknowledges that Wasserstein Adelson Ventures, L.P. is a Federal licensee under the Small Business Act.

         3.24 INVESTMENT COMPANY. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

         4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Investors' Rights Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Investors' Rights Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Investors' Rights Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights,
(ii) general principles of equity that restrict the availability of equitable remedies and (iii) to the extent that the enforceability of the indemnification provisions of the Investors' Rights Agreement may be limited by applicable laws.

         4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares (except as


                                      10.

provided for in the Investors' Rights Agreement), the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to evaluate the risks and merits of the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) RULE 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (f) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

         4.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investors' Rights Agreement and the Company's Bylaws.

5.       CONDITIONS TO CLOSING

         5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT EACH CLOSING. Purchasers' obligations to purchase the Shares at each Closing are subject to the satisfaction, at or prior to each such Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. With respect to the First Closing, the representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of such Closing Date with the


                                      11.

same force and effect as if they had been made as of such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing. With respect to any Subsequent Closing, the Company shall have delivered an updated Schedule of Exceptions, and the representation and warranties made by the Company in Section 3 hereof, as modified by such revised Schedule of Exceptions, shall be true and correct in all material respects as of such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing.

                  (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                  (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investors' Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

                  (d) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  (e) INVESTORS' RIGHTS AGREEMENT. An Investors' Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed and delivered by the parties thereto.

                  (f) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in a form reasonably acceptable to the Purchasers.

                  (g) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (h) COMPLIANCE WITH SECURITIES LAWS. All federal and state securities filings required in connection with the transactions contemplated by this Agreement shall have been made or obtained except those filings which may properly be made or obtained after Closing.

                  (i) NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the business, financial condition or prospects of the Company.

                  (j) RESERVATION OF CONVERSION SHARES. The Conversion Shares shall be duly authorized and reserved for issuance upon the conversion of the Series C Stock.


                                      12.

                  (k) MANAGEMENT RIGHTS LETTER. A Management Rights Letter, substantially in the form attached hereto as Exhibit D, shall have been executed and delivered by the parties thereto.

                  (l) OFFICER'S CERTIFICATE. The Purchasers shall have received a certificate of the President of the Company certifying that the conditions in this Section 5.1(a), (c) and (d) have been satisfied as of the date of the First Closing and any Subsequent Closing.

                  (m) SBA FORMS. The Company shall have completed, executed, and delivered to each Investor a Size Status Declaration on SBA Form 480, an Assurance of Compliance on SBA Form 652 and an SBA Sideletter, and shall have completed and delivered to each Investor Parts A and B of a Portfolio Financing Report on SBA Form 1031.

                  (n) DIRECTOR AND OFFICER INSURANCE. The Company shall obtain Director and Officer Insurance in an amount not less than $3,000,000 within 60 days of the Closing Date.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects at the date of each Closing, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before each Closing.

                  (c) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  (d) INVESTORS' RIGHTS AGREEMENT. An Investors' Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed and delivered by the Purchasers.

                  (e) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investors' Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

6.       MISCELLANEOUS

         6.1 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado without regard to its conflict-of-laws rules; provided, however, that all matters of corporate law shall be governed by Delaware General Corporation Law.


                                      13.

         6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

         6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, including the Investors' Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.6 AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                  (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

         6.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address as set forth on Exhibit A hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         6.8 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company


                                      14.

shall reimburse the reasonable fees and expenses of one special counsel to the Purchasers and one special counsel to the holders of the Company's Series A Preferred Stock (the "Series A Special Counsel") incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated thereby, provided that the amount to be reimbursed to the Series A Special Counsel shall not exceed $3,500.

         6.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.10 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.12 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.12 being untrue.

         6.13 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any such Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                      15.

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                                     PURCHASERS:

PETROLEUM PLACE, INC.                        /s/
                                             ----------------------------------



By: /s/ Gary R. Vickers                      By:
   -----------------------------                -------------------------------
   Gary R. Vickers
   President and Chief Executive Officer     Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------

   7900 East Union Avenue, Suite 1100        Address:
   Denver, CO  80237                                 --------------------------

                                             ----------------------------------



                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                  FIRST CLOSING


NAME AND ADDRESS                                    SHARES       AGGREGATE PURCHASE PRICE
----------------                                   --------      ------------------------
Anschutz Family Investment                           15,879           $  938,766.48
Company LLC

A.C.E. Investment Partnership                         1,036               61,248.32

Channel P2, LLC                                     138,363            8,180,000.00

Channel P2 Group, LLC                                13,870              820,000.00

PCG Ventures LLC                                     33,830            2,000,029.60

Cornerstone Ventures, LP                             16,915            1,000,014.80

BV Ventures, Ltd.                                    16,915            1,000,014.80

Damac Technology Partners, LP                        50,744            2,999,985.28

Damac Investors (XV) Inc.                            16,915            1,000,014.80

Damac Investors (XVI) Inc.                           15,225              900,102.00

W. Greg Osborn                                          169                9,991.28

Howard E. Dallmar                                       845               49,956.40

J. Walter Hoskins                                       676               39,965.12

Founders III, LLC                                    33,830            2,000,029.60

The Goldman Sachs Group, Inc.                        33,830            2,000,029.60

Seligman Communications and                          16,915            1,000,014.80
Information Fund, Inc.

Seligman New Technologies Fund,                      68,505            4,050,015.60
Inc.

Seligman Investment Opportunities                    16,069              949,999.28
(Master) Fund NTV Portfolio

NIG-Petro, Ltd.                                      16,914              999,955.68

NeoCarta Ventures, L.P.                              60,893            3,599,994.16

NeoCarta Scout Fund, L.L.C                            6,766              400,005.92

Partech U.S. Partners IV LLC                         16,915            1,000,014.80

Axa U.S. Growth Fund LLC                             11,840              699,980.80

Parallel Capital I LLC                               25,372            1,499,992.64

Parallel Capital II LLC                              25,372            1,499,992.64


NAME AND ADDRESS                                    SHARES       AGGREGATE PURCHASE PRICE
----------------                                   --------      ------------------------
Double Black Diamond II LLC                           3,383              200,002.96

45th Parallel LLC                                     1,692              100,031.04

Sequel Limited Partnership II                        16,365              967,498.80

Sequel Entrepreneurs Fund II, LP                        550               32,516.00

Wasserstein Adelson Ventures                         33,830            2,000,029.60

Ronald Emerick                                        2,960              174,995.20

Richard P. Kiphart                                    1,268               74,964.16

WB Internet Fund 2000, LLC                            5,767              340,945.04

WB Internet Fund 2000 QP, LLC                         6,920              409,110.40

Winfield Capital Corp.                               25,372            1,499,992.64

Byron Trott                                           3,384              200,062.08

Eric P. Grubman                                       1,691               99,971.92

David M. Leuschen                                     1,691               99,971.92

Pierre Lapeyre                                          846               50,015.52

Doug MacKenzie                                          845               49,956.40

Total                                               761,167          $45,000,178.08


                               SUBSEQUENT CLOSINGS


NAME AND ADDRESS                             SHARES      AGGREGATE PURCHASE PRICE
----------------                            --------     ------------------------
Chesapeake Energy Corporation                 33,830          $2,000,029.60

Hydrocarbon Investors, LLC                     2,706             159,978.72

Oxy Energy Services, Inc.                     33,829           1,999,970.48

Ocean Energy Inc.                             17,000           1,005,040.00

William Transier                                 425              25,126.00

John D. Schiller                                 425              25,126.00

Unocal Capital, Inc.                          50,744           2,999,985.28

El Paso Field Services Company                42,286           2,499,948.32

Online Energy Solutions, Inc.                 33,829           1,999,970.48

Forest Oil Corporation                        16,238              19,982.56

David H. Keyte                                   338              19,982.56

Robert S. Boswell                                338              19,982.56

Tom Brown, Inc.                               16,915           1,000,014.80


Total

                                    EXHIBIT B

                      RESTATED CERTIFICATE OF INCORPORATION

                                    EXHIBIT C

                           INVESTORS' RIGHTS AGREEMENT